                                                            EXECUTED ORIGINAL
                                                            ------------------
                                                            Exhibit 4.6(b)


                SECOND AMENDMENT TO THE NOTE PURCHASE AGREEMENT


    SECOND AMENDMENT dated as of July 6, 1994 among CABOT OIL & GAS CORPORATION (the "Issuer") and the Purchasers listed on the signature pages hereof (the "Purchasers").

                               W I T N E S S E T H :


   WHEREAS, the parties hereto have heretofore entered into a Note Purchase Agreement dated as of May 11, 1990, as amended by a First Amendment dated as of June 28, 1991 (the "Purchase Agreement") in connection with the issuance of $80,000,000 of 10.18% Notes due 2002; and

   WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth below.

   NOW, THEREFORE, the parties hereto agree as follows:

   SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement.

   SECTION 2. Amendment to Agreement. Section 5.04 Conduct of Business and Maintenance of Existence; Location of Reserves is hereby amended by (i) deleting the words "Location of Reserves" from the heading and (ii) deleting subsection (c) in its entirety.

   SECTION 3. NEW YORK LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

   SECTION 4. Ratification. The Purchase Agreement as hereby amended is in all respects ratified and confirmed, and all of the rights and powers created thereof or thereunder shall be and remain in full force and effect.

   SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to the Note Purchase Agreement to be duly executed as of the date first above written.

                             CABOT OIL & GAS CORPORATION


                             By:       /s/ John U. Clarke
                                ------------------------------------
                             Title:    Executive Vice President and
                                  Chief Financial Officer


                             THE NORTHWESTERN MUTUAL LIFE
                               INSURANCE COMPANY


                             By:       /s/ A. K. Koyky
                                 -----------------------------------
                             Title:  Vice President


                             MASSACHUSETTS MUTUAL LIFE
                               INSURANCE COMPANY


                             By:       /s/ John B. Joyce
                                 -----------------------------------
                             Title:  Vice President


                             THE MUTUAL LIFE INSURANCE
                               COMPANY OF NEW YORK


                             By:       /s/ Peter W. Oliver
                                 -----------------------------------
                             Title:  Managing Director



                             PACIFIC MUTUAL INSURANCE COMPANY


                             By:       /s/ William R. Schmidt
                                 -----------------------------------
                             Title:  Assistant Vice President

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

                             NEW ENGLAND MUTUAL LIFE INSURANCE
                               COMPANY


                             By:       Hanson C. Robbins
                                 -----------------------------------
                             Title:  Senior Investment Officer


                             NATIONAL LIFE INSURANCE
                               COMPANY


                             By:       R. Scott Higgins
                                 -----------------------------------
                             Title:  Vice President


                             KEYSTONE PROVIDENT LIFE INSURANCE
                               COMPANY


                             By:
                                 ___________________________________
                             Title:


                             THE OHIO NATIONAL LIFE INSURANCE
                               COMPANY


                             By:       Michael A. Boedeker
                                 -----------------------------------
                             Title:  Vice President


                             SOUTHERN FARM BUREAU LIFE
                               INSURANCE COMPANY


                             By:
                                 ___________________________________
                             Title:



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